Subsidiaries of Viking Energy Group, Inc.


Viking Energy Group, Inc.
Viking Oil & Gas (Canada) ULC (Alberta)
Mid-Con Petroleum, LLC (Kansas)
Mid-Con Drilling, LLC (Kansas)
Mid-Con Development, LLC (Kansas)
Petrodome Energy, LLC (Texas)
Petrodome Around the Horn, LLC (Louisiana)
Petrodome Bayou Choctaw, LLC (Louisiana)
Petrodome East Creole, LLC (Louisiana)
Petrodome EC, LLC (Texas)
Petrodome Louisiana Pipeline, LLC (Louisiana)
Petrodome Napoleonville, LLC (Louisiana)
Petrodome Pintail, LLC (Louisiana)
Petrodome St. Gabriel II, LLC (Louisiana)
Petrodome Maurice, LLC (Texas)
Petrodome Pheasant Blessing, LLC (Texas)
Petrodome Rio Ranch, LLC (Texas)
Petrodome Buckeye, LLC (Texas)
Petrodome Bloomington, LLC (Texas)
Petrodome Dietzel, LLC (Texas)
Petrodome Liberty, LLC (Texas)
Petrodome Thunderbolt, LLC (Texas)
Petrodome Quail Ridge, LLC (Texas)
Petrodome Lone Star, LLC (Texas)
Petrodome Wharton, LLC (Texas)
Petrodome Operating, LLC (Texas)
Petrodome Pineville, LLC (Mississippi)
Petrodome Hamilton Ranch, LLC (Texas)
Petrodome San Patricio, LLC (Texas)